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                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT

     The undersigned hereby agree to the joint filing of the Schedule 13G to which this Agreement is attached.

Dated: January 26, 2005

                             ARTISAN INVESTMENT CORPORATION
                             for itself and as general partner of
                             ARTISAN PARTNERS LIMITED PARTNERSHIP


                             By: Lawrence A. Totsky*
                                 -----------------------------------------------


                             ANDREW A. ZIEGLER


                             Andrew A. Ziegler*
                             ---------------------------------------------------


                             CARLENE MURPHY ZIEGLER


                             Carlene Murphy Ziegler*
                             ---------------------------------------------------


                             *By: /s/ Lawrence A. Totsky
                                  ----------------------------------------------
                                  Lawrence A. Totsky
                                  Chief Financial Officer of Artisan Investment Corporation
                                  Attorney-in-Fact for Andrew A. Ziegler
                                  Attorney-in-Fact for Carlene Murphy Ziegler

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